UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported)

June 30, 2006

Sunset Financial Resources, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

(904) 425-4099

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on April 27, 2006, Sunset Financial Resources, Inc. (Sunset) entered into an Interim Management Agreement with Cohen Brothers Management, LLC (Cohen Brothers) pursuant to which Cohen Brothers became the external advisor to Sunset. The agreement allows Sunset to transition its existing assets into assets consistent with the investment strategy of Alesco Financial Trust, which has entered into a merger agreement with Sunset.

As of June 30, 2006, Sunset has sold approximately $373 million of its mortgage backed securities portfolio and has repaid related financings and has terminated related interest rate swap agreements. The net proceeds of these transactions were approximately $24 million, and were used to invest in the equity of an entity that issues collateralized loan obligations and to partially fund a warehouse line of credit that will ultimately fund trust preferred securities. As of June 30, 2006, Sunset had approximately $616 million remaining in its residential mortgage portfolio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2006

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Stacy M. Riffe
Stacy M. Riffe
Chief Financial Officer